FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “First Amendment”) is made and entered into effective as of October 15, 2025 (the “Amendment Effective Date”), by and between GIPFL 702 TILLMAN PLACE, LLC, a Delaware limited liability company (“Seller”), and 702 TILLMAN PLACE, LLC, a Florida limited liability company (“Purchaser”).

RECITALS

A.
Seller and Cary Carreno, an individual and a Florida resident, previously entered into that certain Purchase and Sale Agreement having an Effective Date of August 18, 2025 (the “Agreement”), regarding certain real property located in Plant City, Hillsborough County, Florida, and more particularly described in the Agreement.

B.
Pursuant to that certain Assignment and Assumption of Purchase and Sale Agreement dated September 22, 2025, by and between Cary Carreno, as assignor, and Purchaser, as assignee, Cary Carreno assigned all of his right, title, and interest in, to, and under the Agreement to Purchaser.

C.
Seller and Purchaser desire to amend the Agreement in the manner provided for in this First Amendment.

D.
All capitalized terms used in this First Amendment shall have the same meanings ascribed to them in the Agreement, unless otherwise indicated herein to the contrary.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.
Recitals. The above-referenced recitals are true and correct and hereby incorporated into this First Amendment for all purposes.

2.
Ratification. The Agreement is hereby ratified as of the date hereof and declared in full force and effect as of such date, as modified and amended hereby. From and after the last date of execution of this First Amendment, all references to the Agreement shall be deemed to refer to the Agreement as amended by this First Amendment.

3.
Due Diligence Period. Purchaser hereby acknowledges and agrees that (i) the Due Diligence Period shall be deemed to have expired as of the Amendment Effective Date, and (ii) except for a default by Seller hereunder, Purchaser shall no longer have any right to terminate the Agreement pursuant to Section 8.0 of the Agreement.

4.
Repair Credits. The following provision is hereby added as a new Section 21.3 to the Agreement:

21.3 At Closing, Seller shall provide Purchaser with (i) a credit in the amount of Fifty Thousand, Eight Hundred and No/100 Dollars ($50,800.00) (the “Masonry Repair Credit”), as set forth in that certain quote prepared by Botey’s Business LLC and dated September 15, 2025, and attached hereto as Exhibit ”C-3”, for certain exterior masonry restoration on the Property, and (ii) a credit in the amount of Ten Thousand, Sixteen and 50/100 Dollars ($10,016.50) (the “Irrigation Repair Credit”), as set forth in that certain quote prepared by Water Works of Florida LLC and dated October 1, 2025, and attached hereto as Exhibit

”C-4”, for certain repairs to the irrigation system located on the Property. The Masonry Repair Credit and the Irrigation Repair Credit shall each be applied to the Purchase Price at Closing. As consideration for Seller providing Purchaser with the Masonry Repair Credit and the Irrigation Repair Credit, Purchaser hereby acknowledges and agrees that upon the application of such credits to the Purchase Price, Purchaser shall automatically be deemed, on behalf of itself and on behalf of its transferees and their respective successors and assigns, to waive, relinquish, release and forever discharge Seller and Seller's Affiliates from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including attorneys' fees) of any and every kind or character, known or unknown, by reason of or arising out of any exterior masonry and/or the irrigation system, each as located on the Property, to the same extent provided in Section 22 with respect to the remainder of the Property. The provisions of this Section 21.3 shall survive the Closing.

5.
No Further Amendments. In the event of any inconsistencies between the terms and provisions of this First Amendment and the terms and provisions of the Agreement, the terms and provisions of this First Amendment shall control.

6.
Counterparts. This First Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. Signature pages may be detached from the counterparts and attached to another to physically form one document. Facsimile copies or other electronic scans or reproductions of this First Amendment and the signatures thereon shall have the same force and effect as if the same were original.

[SIGNATURES ON FOLLOWING PAGE(S)]

IN WITNESS WHEREOF, Seller and Purchaser have entered into this First Amendment to Purchase and Sale Agreement as of the Amendment Effective Date.

SELLER:

GIPFL 702 TILLMAN PLACE, LLC,

a Delaware limited liability company

By: /s/ David Sobelman

David Sobelman,

its President

Execution Date: October 15, 2025

PURCHASER:

702 TILLMAN PLACE, LLC,

a Florida limited liability company

By: /s/ Cary Carreno

Cary Carreno,

its Manager

Execution Date: October 15, 2025

EXHIBIT "C-3"

Masonry Repair Quote

Proposal

Botey's Business LLC
9317 Paradise Dr, Tampa Fl, 33610

Proposal date: 09/15/2025

Job address:
702 Tillman Pl, Plant City, FL 33566

Job description:

Exterior Masonry Restoration

North Elevation – Outboard Columns

1- Remove damaged or loose brick as needed.
Remove three courses of yellow brick above the control joint to install a new galvanized shelf angle at each column. Shelf angle will wrap around the east and west faces of each column but will not extend beyond the column width.
2- Install **W.R. Grace Perma Barrier** wall flashing along the top edge of the new shelf angle.
3- Clean the work area and install brick ties as required.
4- Reinstall salvaged brick blended with new brick, selected and approved by the client's representative to ensure color consistency.
5- Install a new horizontal expansion joint between the top of the column and the shelf angle.
6- Apply **Masterbuilders NP-2 Urethane Sealant** at all expansion joint locations, following manufacturer specifications.

South Elevation – East Corner

7- **Work Area**: 6 linear feet on each side of the corner
8- Remove and replace loose or broken brick.
9- Remove deteriorated mortar from joints to a depth of ¾ inch.
10- Repoint mortar joints using **Type S mortar**, matched to the existing finish.

East Elevation

11- Install four vertical expansion joints in the existing brick masonry.
Final locations to be determined in coordination with the client or architect.
12- Apply **Masterbuilders NP-2 Urethane Sealant** at each expansion joint per manufacturer guidelines.

🔧 Alternate Option – Epoxy Anchors Above Ceiling

13- Remove approximately 24 inches of existing stucco ceiling.

14- Drill ¾-inch holes into the existing steel angle between bolts, spaced 24 inches on center across the full length of the angle.

15- Install galvanized threaded rods (size to be determined), embedded in **Sika 31 Hi-Mod Gel epoxy**.

16- Repair ceiling framing as needed.

17- Install a new expansion joint along the ceiling cut line.

18- Apply new stucco finish to match existing.

19- Paint repaired area to match existing ceiling finish.

Total Price: $50,800.00

📦 Materials & Quality Assurance

20- All materials will be selected for durability and aesthetic compatibility with the existing structure. Work will be performed in accordance with industry standards and manufacturer specifications. Final finishes will be reviewed with the client prior to completion.

Job date:

As soon as the proposal is approved and a retention fee of 40% is received we give you a date.

Please note that this proposal includes the actual materials price and that can change so the cost will be affected accordingly.

If you have any questions, please feel free to contact me at 813-504-2694. Have a great Day!

EXHIBIT "C-4"

Irrigation Repair Quote

Water Works of Florida LLC

8827 Phyliss Ave

Sarasota FL 34231

941-544-5621

DATE: 10/01/25

TO: TIM GREY
702 Tillman Pl
Plant City Fl 33566

For: Irrigation repair/ Drain
State Document# L20000074016, Insured

7DESCRIPTION	AMOUNT
Check out irrigation System, Bring controller to test zones, current controller broken. 1. Well has good water, flow and pressure 2. Zone 1 (6) Broken Heads $357.00 3. Zone 2 Major line break under large Oak Tree. Will have to be redesigned around tree. $1250.00 plus any heads broken. 4. Zone 3 (14) Broken Heads $833.00 (2) line breaks$250.00 5. Zone 4 (8) Broken Heads $476.00 also low pressure 6. Zone 5 Valve Broken $395.00 plus tracking 7. Zone 6 (15 Broken Heads $892.50 8. Zone 7 (8) Broken Heads $476.00 and Broken Pipe $250.00 9. Zone 8 (6) Broken Heads $357.00 10. Zone 9 (22) Broken Heads $1309.00 11. Zone 10 (18) Broken Heads $1071.00 12. Additional dead zone we would have to locate the wires in the control box were a mess. Starting at $1250.00. 13. New Commercial Controller Hard wired in $850.00 This is an estimated cost and could be lower or higher depending on the extent of the damage. Total Estimate at this time $10,016.50 A new irrigation system for the property would cost between 35K and 60K depending on the op	

Agreed to on______________________________

Balance due now______________

Balance due upon completion pending no changes______________________

Weather/material supply permitting Work to start on______________________

ALL CHECK MADE PAYABLE TO WATER WORKS, ALL WORK WARRENTIED FOR 1 YEAR. BALANCE MINUS DEPOSITE DUE UPON COMPLETION. DEPOSIT IS NON REFUNDALBE AS WORK WILL BE SCHEDULED BASED ON RECIPT OF DEPOSIT